EXHIBIT 10.2


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                             RESIGNATION AGREEMENT

     THIS RESIGNATION AGREEMENT (this "Agreement") is made this 21st day of July, 1999 by and between JERRY SWON residing at 5 Kerby Lane, Mendham, New Jersey 07945 ("Swon"), BRUCE DEICHL, residing at 21 North Maple Avenue, Basking Ridge, New Jersey 07920 ("Deichl") and MAGNITUDE INFORMATION SYSTEMS, INC., a Delaware corporation, having its principal offices at 50 Tannery Road, Unit 8, Branchburg, New Jersey 08876 (the "Company").

     WHEREAS, Swon and the Company agree that it is in the best interests of Swon and the Company to terminate their relationship as provided herein, and;

     WHEREAS, Deichl and the Company agree that is in the best interests of Deichl and the Company to terminate their relationship as provided herein.

     NOW, THEREFORE, it is agreed:

     1. Resignation. Except as expressly provided in Paragraph 2 below, simultaneous with the execution of this Agreement, Swon and Deichl have tendered to the Company their respective resignations, copies of which are attached hereto as exhibit A and Exhibit B, respectively, effective as of the date hereof (the "Resignation Date") as directors, officers, consultants and agents of the Company.

     2. Termination of Consultant Agreement. Simultaneous with the execution of this Agreement, any and all consulting agreements, employment agreements and the like, whether written or oral, between the Company and Swon and Deichl shall terminate effective as of the date hereof, except, however, that certain agreement between the Company and Tax Transfer Corporation of New Jersey, a corporation in which Deichl has an ownership interest, dated the date hereof, pursuant to the general terms of which this corporation shall prepare and file all necessary applications and documents with the New Jersey Economic Development Authority in order to obtain and then sell the saleable tax certificates based upon the Company's net operating loss carry forwards shall survive this Agreement.

     3. Restrictive Covenants. Based upon the past service of Swon and Deichl in the special capacities with the Company, Swon and Deichl have acquired unique knowledge of the ergonomic software programs, their enhancements and modifications for use in the workplace business and of the operations and business of the Company. Swon and Deichl hereby promise and agree that until the third anniversary date hereof, Swon and Deichl will not (i) engage directly or indirectly, alone or as a shareholder, partner, director, officer, employee of or consultant to, any entity engaged directly, or indirectly through any subsidiary, division or other business unit (individually, an "Entity"), in development or sales of ergonomic software, designed for use and application in the workplace, training or peripherals, at wholesale or to end users (the "Designated Industry"), (ii) divert to any competitor of the Company in the



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Designated  Industry any customer of the Company,  or (iii) solicit or encourage any officer, employee or consultant of the Company to leave his or her employ or consulting arrangement with the Company for employment by or consulting with any competitor of the Company in the Designated Industry. If at any time the
provisions   of  this   Paragraph  3  shall  be  determined  to  be  invalid  or
unenforceable by reason of being vague or unreasonable as to area, duration or scope of activity this Paragraph 3 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and Swon and Deichl agree that this Paragraph 3 as so amended shall be valid and binding as though any invalid unenforceable provision had not been included herein.

     4. Mutual Releases. The Company hereby releases Swon and Deichl, their respective heirs, executors and administrators forever, from any and all claims, except claims as to which Section 102 (b) (7) of the Delaware General Corporation Law does not permit the elimination of director liability;
conjunctively, Swon and Deichl, their respective heirs, executors, administrators, and on behalf of their respective affiliates and entities which they control, hereby release the Company, its directors, officers, employees and agents forever, from any and all claims.

     5. Consideration For Promises and Release. In consideration for their respective covenants and promises made in Paragraph 3 above and for their respective releases set forth in Paragraph 4 above, the Company agrees:

     (A) to issue to Swon 150,000 shares of Company Common Stock;

     (B) In consideration of this covenant and promises made in Paragraph 3 above, his release set forth in Paragraph 4 above and in partial consideration of the services rendered to the Company pursuant to a certain "Deichl Agreement", the Company shall issue to Deichl 212,895 shares of Company Common Stock (the 150,000 and 212,895 shares to be issued to Swon and Deichl are collectively referred to as the "Agreement Shares");

     (C) The Company shall file a registration statement on Form S-8 registering the Agreement Shares under the Securities Act of 1933, as amended (the "1933 Act") within fifteen (15) days from the date of this Agreement, and ;

     (D) To maintain the current medical plan coverage for Swon and Deichl through August 15, 1999; on condition that Swon and Deichl are in full compliance with the terms and provisions of this Agreement, the Company shall continue to maintain such current


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medical plan coverage for Swon and Deichl for the period  commencing  August 16,
1999 through September 30, 1999 upon the Company's receipt of a payment in the sum of $2,580, which includes coverage payments for John Swon and Gina Andrew.

     6. Issuance/Transfer of Stock Option. The Company shall deliver to Swon and Deichl, as the case may be, all options to purchase Company Stock heretofore authorized by the Company's Board of Directors within fifteen (15) days of the date of this Agreement.

     7. Limited License to Utilize Company Offices. The Company hereby grants to Swon and Deichl a revocable, non-transferable license to have access to and use those offices located within the Company's principal office located in Branchburg, New Jersey and heretofore utilized by Swon and Deichl (the "Licensed Premises") for the period commencing on the date hereof and terminating on September 30, 1999, subject to the following conditions:

     A. Swon and Deichl shall pay to the Company a license fee in the sum of $9,773, within ten (10) days of the date of this Agreement, subject, however, to increase in the event Company expenses for the period, July 1, 1999 through August 15, 1999 exceed the rate of $8,500 per month. The payment of the license fee shall include provision for utilities, Company office phone usage and car allowances during such period. Swon and Deichl hereby agree to assume any and all Company liability for any accrued vacation pay that may be due to Gina Andrew as of August 15, 1999.

     B. In the event that Swon and Deichl desire to remain in the Licensed Premises for the period commencing August 16, 1999 through September 30, 1999, they agree to pay to the Company a license fee in the amount of $1,500. The payment of this license fee shall include provision for utilities only and Swon and Deichl shall pay to the Company any and all charges for use of the Company telephones during such period.

     C. At the expiration or earlier termination of any applicable license period, Swon and Deichl shall peacefully deliver to the Company the Licensed Premises in good order and repair.

     D. If Swon and Deichl default in the performance or observance of any agreement on his or their part, where jointly and severally responsible, to be performed or observed, and if Swon and Deichl shall fail to cure said default within seven (7) days after written notice of said default from the Company, then the Company lawfully may immediately, or at any time thereafter, and without further notice, terminate this revocable, non-transferable



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license to utilize the  Licensed  Premises;  it is  expressly  acknowledged  and agreed that nothing contained in this revocable, non-transferable license set forth in this Paragraph 7 shall be deemed or construed so as to create a partnership, joint venture, or a relationship of Landlord and Tenant between the Company on the one hand and Swon and Deichl on the other.

     8. Representations and Warranties

     A. Swon and Deichl, on behalf of themselves, individually, as well as on behalf of their affiliates and entities which they control, hereby represent and warrant to the Company, that to the best of their knowledge, (i) they have set forth on Exhibit C annexed hereto all of the outstanding stock and option liabilities to third parties, for which liabilities Swon and Deichl, jointly and severally, are responsible, as well as any other potential liabilities of the Company to third parties; (ii) that they are authorized to execute and deliver this Agreement and to perform any obligations required to be performed hereunder, and; (iii) that the execution, delivery and performance of this Agreement shall not violate any agreement or contract to which either party, their respective affiliates or entities which they control, is a party. The Company hereby acknowledges its commitment to issue to Joseph Wipfli an option to purchase 150,000 shares of Company Common Stock at an exercise price of $1.50 per share.

     B. The Company hereby represents and warrants to Swon and Deichl that (i) it is duly authorized and has all requisite corporate authority to execute and deliver this Agreement in accordance with the terms and provisions set forth herein, and; (ii) the execution, delivery and performance of this Agreement shall not violate any agreement or contract to which the Company is a party.

     9. Additional Covenants. In further consideration of the issuance of the Agreement Shares and the revocable, non-transferable license set forth in Paragraph 7 above, which is hereby acknowledged to be good, valuable and adequate consideration, Swon and Deichl, individually and on behalf of their respective affiliates and entities they control, agree as follows:

     A. Not to say, write, do authorize or otherwise create or publish anything (or otherwise assist anyone else in doing any of the foregoing) that will in any way injure the Company or any past or present employee, agent, director or officer of the Company to interfere with the management of the Company through any contact with stockholders, directors, employees, vendors and others and not make any public or private statements or comments that may have the effect of injuring or disrupting operations of the Company in any way; conjunctively, the Company hereby covenants to Swon and Deichl that it shall undertake the same promises expressly set forth in this Paragraph 9A. Notwithstanding the foregoing, the parties hereto agree to cooperate with, assist and provide testimony at the request


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of each other or their respective  attorneys in any currently  pending or future litigation in involving any party hereto.

     B. For all times hereafter, to protect and preserve the confidentiality of and safeguard the Company's secret or confidential information, knowledge, ideas, concepts, improvements, discoveries and inventions and to not use, directly or indirectly, for their benefit or for the benefit of another, or disclose to another, any of such information, ideas, concepts, improvements, discoveries or inventions. Confidential information will include, without limitation, information concerning the Company's financial affairs, business plans, proprietary statistics, reports, pricing information, customer data and contracts; confidential information will not include information that is currently in the public domain.

     C. Upon any termination of the revocable, non-transferable license set forth in Paragraph 7 above, to deliver to the Company all property owned by the Company and in the possession of Swon and/or Deichl, including without limitation all computers and related software and equipment, telephones, pagers, keys, and security pass cards.

     D. Except in the case of Gina Andrew, for the period ending on the third anniversary date hereof, Swon and Deichl will not at any time, directly or indirectly, without the prior written consent of the Company, (i) induce, entice or solicit any employee of the Company to leave his or her employment, or (ii) in any manner use any customer or supplier lists or leads, mail, telephone numbers, printed material or material of the Company related to the Company's ergonomic software programs, their enhancements and modifications.

     E. The parties agree that any disclosures concerning this Agreement to third parties shall be limited to the announcement that Swon and Deichl have resigned.

     10. Assignment. Neither party may assign or delegate any of its obligations under this Agreement without the prior written consent of the other party.

     11. Specific Performance. All of the parties hereby acknowledge and agree that any breach of any promise made in this Agreement would cause irreparable harm to the other party and that the determination of liquidated damages would be impossible to calculate; accordingly, all parties hereby further acknowledge and agree that in the event of any breach of any promise made in this Agreement would not be subject to adequate remedy at law and therefore, all of the parties consent to the utilization of injunction to enforce performance in accordance with the terms and conditions of this Agreement in the Superior Court, Somerset County and State of New Jersey to which venue the parties consent for any disputes arising under this Agreement.

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     12. Entire  Agreement.  This Agreement,  including Exhibit A, Exhibit B and
Exhibit C annexed hereto and incorporated herein by reference, supersedes all prior agreements, understandings, contracts and the like between the parties, whether oral or written, and may not be amended or modified except by a writing signed by the parties.

In WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day, month and year first above written.

ATTEST:  MAGNITUDE INFORMATION SYSTEMS, INC.

/s/ JOERG KLAUBE                                 By:  /s/ STEVEN D. RUDNIK
- --------------------                                  -------------------------
Joerg Klaube                                          Steven D. Rudnik
Secretary                                             President

WITNESS:                                              /s/  JERRY SWON
- --------------------                                  -----------------------
                                                      Jerry Swon

WITNESS:                                              /s/ BRUCE DEICHL
- --------------------                                  -----------------------
                                                      Bruce Deichl

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                                   EXHIBIT A

Board of Directors
Magnitude Information Systems, Inc.
50 Tannery Road, Unit 8
Branchburg, New Jersey 08876

Gentlemen:

      I hereby voluntarily tender my resignation, effective as of the date hereof and indicated below, from my positions as a director, officer, consultant and agent of Magnitude Information Systems, Inc. My resignation is not conditioned upon acceptance by the Magnitude Information Systems, Inc. Board of Directors.

                                             Very truly yours,

                                             /s/JERRY SWON
                                             -----------------
                                             Jerry Swon

Dated: July 21, 1999

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                                   EXHIBIT B

Board of Directors
Magnitude Information Systems, Inc.
50 Tannery Road, Unit 8
Branchburg, New Jersey 08876

Gentlemen:

      I hereby voluntarily tender my resignation, effective as of the date hereof and indicated below; from my positions as a director, officer, consultant and agent of Magnitude Information Systems, Inc., except, however, my agreement with the Company as an independent contractor to obtain the tax certificates from the New Jersey Economic Development Authority and to arrange for their sale shall survive this Resignation. My resignation is not conditioned upon acceptance by the Magnitude Information Systems, Inc. Board of Directors.

                                                  Very truly yours,

                                                  /s/BRUCH DEICHL
                                                  -----------------
                                                  Bruce Deichl

Dated: July 21    , 1999